EXHIBIT 23.1
                                                                    ------------

                        BAGELL, JOSEPHS & COMPANY, L.L.C.
                          Certified Public Accountants
                               High Ridge Commons
                           200 Haddonfield Berlin Road
                                 Suites 400-403
                           Gibbsboro, New Jersey 08026
                        (856) 346-2828 Fax (856) 346-2882






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement Post Effective Amendment No. 3 of Trey Resources, Inc. on Form S-8, of our report dated March 24, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph in Note 12 relating to the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-KSB of Trey Resources, Inc. for the year ended December 31, 2004.


BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey

April 6, 2005







MEMBER OF:     AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
               NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
               PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
               NEW YORK STATE SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS